NOTE

$600,000.                                                           May 19, 2000

                               For value received,

                            THE BETHLEHEM CORPORATION

a Pennsylvania corporation having its office at 25th and Lennox Streets, Easton, Pennsylvania 18045, hereinafter referred to as the "maker" promises to pay to the order of FUNDEX CAPITAL CORPORATION, 505 Park Avenue, New York, New York 10022, or at such other place as may be designated in writing by the holder of this note, the principal sum of $600,000, with interest thereon computed from the date hereof at the rate of 14% per annum. The sum of $3,033.33 shall be due and payable on the 1st day of June, 2000. Thereafter, interest only shall be paid in twelve (12) monthly installments of $7,000, each commencing and due and payable on July 1, 2000 up to and including June 1, 2001. Thereafter, principal and interest shall be paid in one hundred eight (108) constant monthly installments of $9,800.22 commencing and due and payable on the 1st day of July, 2001 and on the 1st day of each month thereafter up to and including June 1, 2010, when any unpaid principal and interest, shall be due and payable. Each monthly installment shall be applied first to the payment of interest on said principal sum, or on so much thereof as shall from time to time remain unpaid, and the balance to the payment of said principal.

                  The holder hereof shall not by any act, delay, commission, failure to act, or otherwise be deemed to have waived any right, power, privilege or remedy hereunder, and no waiver whatever shall be valid unless in writing signed by the holder hereof, and then only to the extent therein set forth; nor shall any single or partial exercise of any right, power, privilege or remedy hereunder preclude any further exercise thereof or the exercise of any other right, power, privilege or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law and may be exercised singly or concurrently. A waiver by the holder hereof of any right or remedy under the terms of this rote, on any one occasion, shall not be construed as a bar to any right or remedy which the holder would otherwise have had on any future occasion. No executory agreement unless in writing and signed by the holder, and no course of dealing between the maker, en4orser(s) or guarantor(s) hereof and the holder shall be effective to change or modify or discharge in whole or in part, this note.

                  At the end, of the maker's fiscal year, it shall, upon the request of the holder, supply to the holder its annual balance sheet and operating financial statement prepared by a Certified Public Accountant. During any period of default hereunder, the holder shall have the right to examine and audit the books and records of the maker and to appraise any of the maker's property, or any other property held as collateral security and the cost thereof shall be repayable on demand and constitute a part of the principal obligation hereunder.

                  In the event of the occurrence of any default hereunder, then, at the option of the holder, the entire principal balance and interest due shall forthwith become due and payable. Neither delay in asserting this right nor the acceptance of past due payments or the imposition of late charges shall be deemed a waiver thereof. Upon the happening of any default the holder hereof shall have, in addition to all other rights and remedies, the remedies of a secured party under the New York Uniform Commercial Code with respect to any collateral security.

                  In the event that the holder of this note shall advance funds or cause funds to be advanced for the payment of insurance premiums, taxes or for such other purposes as in the holder's opinion are necessary for the protection of the maker's assets or collateral security held by the holder hereof, the avoidance of liens thereon, or the payment of prior liens thereon, any such advance shall be deemed part of the maker's principal obligation and shall bear interest at the same rates as principal until repaid. Any such advance so made by the holder hereof shall be repayable on demand.

                  The maker hereby authorizes the holder to sign and file financing statements at any time with respect to any security without the signature of the maker. The maker agrees to pay all filing fees and all other costs and expenses incident to the filing of such statements.

                  Interest on the indebtedness evidenced by this note after default or maturity shall be due and payable at the rate of seven (7%) percent per annum above the face rate of this note, but not to exceed the maximum rate permitted by law (whichever is lower) computed from the date to which interest was last credited to the date of actual payment of the entire indebtedness.

                  If any payment hereunder is not made within five (5) days from its due date, a late charge of fifty ($50.) dollars or five (5%) percent of each payment so overdue, whichever is greater, may be charged by the holder for the purpose of defraying the expenses incident to handling such delinquent payment to the extent such payment is then permitted by law.

                  Any one of the following occurrences shall constitute a default under this note: The non-payment of any installment required to be made hereunder on the dates specified herein, and such default continues for a period of ten (10) days; or failure to perform any material agreement herein contained or contained in any security agreement, mortgage or any other agreement delivered by the maker to the holder; or if any of the following events occur with respect to the maker, or any endorser or any guarantor of the payment of the obligations of the maker; material default in respect of any liability, obligation or agreement with the holder hereof (present or future, absolute or contingent, secured or unsecured, matured or unmatured, several or joint, original or acquired); death (provided, however, that credit life insurance is in full force and effect during the term of the note); insolvency; commission of any act of bankruptcy; assignment for the benefit of creditors; appointment of a committee of any creditors or liquidating agent; offering to or receiving from any mortgagees a composition or extension of any of their indebtedness; making or sending a notice of an intended bulk sale; the whole suspension or liquidation of their usual business; failing to pay any tax when due;

commencement of any proceeding, suit or action under any of the provisions of the United States Bankruptcy Code for adjudication as a bankrupt or for the relief under any provision of the bankruptcy or similar laws, unless same is withdrawn within thirty (30) days; making any misrepresentation to the holder hereof for the purpose of obtaining credit or an extension of credit to the maker; default under any collateral, mortgage or security agreement given as security for this note or as security for the guaranty of payment of the obligations of the maker hereof, or under any extension or modification thereof; entry of a money judgment or commencement of any proceeding for enforcement of a money judgment over $10,000, against any of them; default with respect to any indebtedness for borrowed money (other than obligations owing to the holder hereof) or with respect to the payment of monies due to creditors necessary for the operation of maker's business beyond any period of grace provided therein, or default in the performance or any other term, condition or covenant contained in any document under which such obligation is created.

                  Maker may prepay the note at any time during the first  twelve
(12) months of the Note without penalty by paying the full or partial amount of the principal at the time with interest to the date of prepayment. Thereafter, maker may prepay this note by paying the full or partial amount of the principal with interest to the date of prepayment, in addition to a sum equal to three (3%) percent of the amount being repaid, if repaid during the thirteenth (13th) to sixtieth (60th) month of this note, Thereafter, there shall be no penalty for prepayment. In the event of a partial prepayment, the same shall be applied to the inverse order of payments due and shall not excuse the regular monthly payments required by this note nor shall the holder be required to reduce the amount of the regular monthly payment.

                  The maker agrees that whenever an attorney is used to collect or enforce this note or to enforce, declare, adjudicate or negotiate, any rights or obligations under this note or with respect to any collateral security therefor, whether by suit or any other means whatever, a legal fee of 20% of the principal and interest then due hereunder shall be payable by the maker together with all costs and expenses of such collection, enforcement, adjudication or negotiation and said sum shall constitute part of the principal obligation hereunder.

                  Any notice, request, demand or communication to the holder shall be deemed effective only if in writing and sent to the holder by certified mail at the address of the holder as stated above. Any notice to the maker shall be deemed sufficient if sent to the maker at the address of the maker as stated above.

                  After any default by the maker, and following the acceleration of maturity as provided in this note, if a tender of payment of the amounts necessary to satisfy the entire principal amount owing on this note plus all accrued interest and all other funds, advances, fees, indebtedness and charges due under this note, are made prior to a liquidation or foreclosure sale of collateral, if any, held by the holder of this note, such lender shall constitute an evasion or any prepayment terms which may be applicable to the payment of this note, and shall be conclusively deemed to be a voluntary prepayment, permitting the holder to charge the maker with any additional payment required under the prepayment privilege, if any, or any other additional payment for the privilege of prepaying, to the extent permitted by law.
                  All parties to this note, whether maker, guarantor or endorser waive presentment for payment, notice of dishonor, protest, notice of protest of this note or other notice of any kind and all demands whatsoever; and in any litigation with the holder, whether or not arising out of or relating to this note or any collateral security therefor, said parties expressly waive trial by jury, and in addition, expressly waive the right to interpose any defense based on any Statute of Limitations or any claim of laches and any set-off, counterclaim or cross-claim of any nature or description.

                  The maker shall not, without the prior written consent of the holder hereof, enter into any transaction of merger, sale or consolidation or transfer, sell, assign, lease or otherwise dispose of (other than sales of finished products in the ordinary course of business) all or a substantial part of its assets or stock or wind up, liquidate or dissolve its business.

                  The holder hereof may negotiate, assign and transfer this note and may deliver all or any part of any collateral security held in connection herewith to any transferee, who shall thereupon become vested with all the rights, powers and privileges given to the holder with respect to any collateral security transferred and the holder shall thereafter be forever released and discharged of and from any and all liability or responsibility to the maker for and on account of any collateral security so delivered and the holder shall retain all powers and rights with respect to any collateral security not so delivered.

                  This note shall be governed and construed in accordance with the laws of the State of New York.

                  Any provision hereof which may prove unenforceable under any law shall not affect the validity of any other provision hereof.

                  This note may not be changed or terminated orally, but only by a writing signed by the holder hereof.

                                   THE BETHLEHEM CORPORATION


                                   By:_________________________________
                                      Antoinette Martin, Vice President

STATE OF NEW YORK,
COUNTY OF NEW YORK

                  On this 19th day of May, 2000, before me personally came Antoinette Martin to me known, who being by me duly sworn, did depose and say that she maintains an office at 25th and Lennox Streets, Easton, Pennsylvania 18045 and that she is the Vice President of The Bethlehem Corporation, the corporation described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that she signed her name thereto by like order.


                                   _____________________________
                                   Notary Public

                           FUNDEX CAPITAL CORPORATION
                                 505 Park Avenue
                            New York, New York 10022


                                                              May 19, 2000

Antoinette Martin, Vice President
The Bethlehem Corporation
25th and Lennox Streets
Easton, Pennsylvania 18045

Re: Fundex Capital Corporation with The Bethlehem Corporation - Loan in the amount of $600,000.00 (the "Loan")

Dear Ms. Martin:

                  As an inducement to the undersigned to enter into the Loan transaction, it is hereby understood and agreed that The Bethlehem Corporation shall pay Fundex Capital Corporation, the sum of $18,000 representing a Loan commitment fee.

                                        Very truly yours,

                                        FUNDEX CAPITAL CORPORATION

                                        By:________________________________
                                            Lawrence I. Linksman, President

AGREED, ACKNOWLEDGED AND
ACCEPTED BY:

THE BETHLEHEM CORPORATION


By:_________________________________
   Antoinette Martin, Vice President